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EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the incorporation by reference in the Registration Statements (Form S-8 Nos. 333-67828, 333-82818, 333-104427, 333-107356, 333-116103, 333-125080, 333-132556, 333-142857, 333-149758,333-159562, and 333-176146) pertaining to the 1992 Incentive Plan, 1995 Management Stock Option Plan, 1997 Employee Stock Purchase Plan (as amended), 1999 Equity Incentive Plan, 2003 Equity Incentive Plan, 2004 Equity Incentive Plan and 2009 Equity Incentive Plan and Amendment No. 1 to the Registration Statement (Form S-3/A No. 333-117592) of our reports dated March 8, 2012, with respect to the consolidated financial statements and schedule of Omnicell, Inc., and the effectiveness of internal control over financial reporting of Omnicell Inc., included in this Annual Report (Form 10-K) for the year ended December 31, 2011.

/s/ Ernst & Young LLP
San Jose, California March 8, 2012

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  EXHIBIT 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM